UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 6, 2015

Nissan Auto Receivables Corporation II

(Exact name of Depositor as specified in its charter)

Nissan Auto Receivables 2015-C Owner Trust

(Exact name of Issuing Entity as specified in its charter)

Delaware	333-183569-08	38-7147962
(State or Other Jurisdiction of Incorporation of Issuing Entity)	(Commission File Number of Issuing Entity)	(IRS Employer Identification No. of Issuing Entity)

ONE NISSAN WAY ROOM 5-124 FRANKLIN, TENNESSEE	37067
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (615) 725-1121

None

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2 (b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 (c))

ITEM 8.01. OTHER EVENTS.

The registrant has filed a prospectus supplement, dated October 6, 2015, setting forth a description of the receivables pool and the structure of $260,000,000 aggregate principal amount of the Class A-1 Asset Backed Notes, $360,000,000 aggregate principal amount of the Class A-2a Asset Backed Notes, $100,000,000 aggregate principal amount of the Class A-2b Asset Backed Notes, $354,000,000 aggregate principal amount of the Class A-3 Asset Backed Notes, and $106,810,000 aggregate principal amount of the Class A-4 Asset Backed Notes by Nissan Auto Receivables 2015-C Owner Trust.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS.

(a)	Not applicable.

(b)	Not applicable.

(c)	Not applicable.

(d)	Exhibits

The exhibit number corresponds with Item 601(a) of Regulation S-K.

Exhibit No.	Description

Exhibit 5.1	Opinion of Mayer Brown LLP, dated as of October 13, 2015, as to legality matters

Exhibit 8.1	Opinion of Mayer Brown LLP, dated as of October 13, 2015, as to certain tax matters

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NISSAN AUTO RECEIVABLES CORPORATION II

By:	/s/ Benjamin N. Miller
	Name:	Benjamin N. Miller
	Title:	Treasurer

Date: October 13, 2015

EXHIBIT INDEX

Item 601(a) of Regulation S-K

Exhibit No.	Description

Exhibit 5.1	Opinion of Mayer Brown LLP, dated as of October 13, 2015, as to legality matters

Exhibit 8.1	Opinion of Mayer Brown LLP, dated as of October 13, 2015, as to certain tax matters